As filed with the Securities and Exchange Commission on January 25, 2005

                                                    Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ARKONA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                         33-0611746
-------------------------------                         -------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                      10542 South Jordan Gateway, Suite 200
                            South Jordan, Utah 84005
                            Telephone: (801) 501-7100
                    (Address of Principal Executive Offices,
                               including Zip Code)

             Arkona 2001 Stock Incentive Plan (Amended and Restated)
                            (Full title of the plan)

                                   Steve Russo
              Vice President of Operations, Chief Financial Officer
                                  Arkona, Inc.
                         10542 South Gateway, Suite 200
                            South Jordan, Utah 84005
                                 (801) 501-7100
          (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Bryan T. Allen
                                 Stoel Rives LLP
                       201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                                 (801) 578-6908

                         CALCULATION OF REGISTRATION FEE

============================================ ================ ===================== ==================== ===============
                                                                Proposed Maximum
                                              Amount to be     Offering Price per    Proposed Maximum      Amount of
   Title of Securities to be Registered       Registered(1)         Share(2)        Aggregate Offering    Registration
                                                                                         Price(2)            Fee(2)
-------------------------------------------- ---------------- --------------------- -------------------- ---------------
2001 Stock Incentive Plan Amended and
Restated                                        3,000,000             N/A                   N/A               N/A
-----------------------------------------
|X|      Options to Purchase Common Stock       3,000,000            $0.655             $1,965,000            $232
|X|      Common Stock, $.0.001 par value
-------------------------------------------- ---------------- --------------------- -------------------- ---------------

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(1)      This  Registration  Statement shall also cover any additional shares of
         Common Stock which become issuable under the 2001 Stock Incentive Plan (Amended and Restated) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Arkona, Inc.

(2) Calculated solely for purposes of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Arkona, Inc. as reported on the Nasdaq OTC Bulletin Board on January 21, 2005.

================================================================================

            Registration of Additional Securities - Explanatory Note

         In accordance with General Instruction E of Form S-8, Arkona, Inc. (the "Registrant" or "Company") is registering 3,000,000 additional options to purchase shares of common stock, $0.001 par value per share (the "Common Stock") and shares of Common Stock pursuant to the Company's 2001 Stock Incentive Plan (Amended and Restated) (the "Stock Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Stock Plan that registered securities of the same class as those being registered herewith. The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-99139) filed with the Securities and Exchange Commission on September 4, 2002, which is made a part hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2004 filed with the SEC on July 8, 2004, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB/A for the year ended March 31, 2003 filed with the SEC on July 29, 2004.

         (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed with the SEC on August 16, 2004.

         (3) The Registrant's Current Report on Form 8-K filed with the SEC on August 24, 2004.

         (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the SEC on November 15, 2004.

         (5)      The   description  of  the  Common  Stock   contained  in  the
                  Registrant's registration statement on Form 10-SB, File No. 0-24372

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The Company has granted Bryan T. Allen, a director of and outside counsel to the Company, an aggregate of 165,000 options to purchase Common Stock under the Stock Plan, each of which is subject to the Company's standard vesting schedule. The law firm with which Mr. Allen is affiliated, Stoel Rives LLP, has given an opinion as to the validity of the securities being registered under this Form S-8 and otherwise provides legal services to the Company.

Item 8.  Exhibits.
         --------

   Exhibit
    Number                       Title of Document                                  Location
---------------    ------------------------------------------------          --------------------------------------------

4.1                Certificate of Incorporation, as amended to date          Incorporated  by reference to the Company's
                                                                             Quarterly  Report on Form 10-Q  filed  with
                                                                             the  SEC  on  August  14,  2003,  File  No.
                                                                             0-24372

4.2                Bylaws                                                    Incorporated   by  reference  to  Company's
                                                                             registration  statement on Form 10-SB, File
                                                                             No. 0-24372

4.3                Specimen Stock Certificate                                Incorporated   by  reference  to  Company's
                                                                             registration  statement on Form 10-SB, File
                                                                             No. 0-24372

4.4                Rights Agreement dated December 22, 2000                  Incorporated  by  reference  to the Current
                                                                             Report  on form 8-K  filed  with the SEC on
                                                                             January 18, 2001

4.5                2001 Stock Option Plan (Amended and Restated)             Filed herewith

5                  Opinion of Stoel Rives LLP                                Filed herewith

23.1               Consent of Mantyla McReynolds, a                          Filed herewith
                   Professional corporation

23.2               Consent of Stoel Rives LLP                                Filed herewith (included in exhibit no.5)

24                 Powers of Attorney                                        Included on Page 5 hereof

---------------------------------

Item 9.  Undertakings.
         ------------


1.       The undersigned Registrant hereby undertakes that it will:

         (a) File during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time as to be the initial bona fide offering;

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on this 25th day of January, 2005.

                                ARKONA, INC.


                                By     /s/ Alan Rudd
                                   ---------------------------------------------

                                         Alan Rudd, Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Arkona, Inc. (the "Company"), hereby severally constitute and appoint Alan Rudd, Chief Executive Officer, and Steve Russo, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below:

                    Signature                                         Title                               Date
                    ---------                                         -----                               ----

                                                     Chief Executive Officer and Director
 /s/ Alan Rudd                                       (principal executive officer)                  January 25, 2005
--------------------------------------------
Alan Rudd


 /s/ Steve Russo                                     Chief Financial Officer (principal             January 25, 2005
--------------------------------------------         accounting and financial officer)
Steve Russo


/s/ Richard Holland                                  Director                                       January 25, 2005
--------------------------------------------
Richard Holland


/s/ Bryan T. Allen                                   Director                                       January 25, 2005
--------------------------------------------
Bryan T. Allen

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